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Exhibit No. 99.02                 Proof of Labor

STATE OF UTAH      )            UMC 320740 TO 320744, Sunshine Quartz Mine 1-5
                    ss.             (aka) Sunshine Quartz or Sunshine)
COUNTY OF DUCHESNE )

      I, Mike P. Kandaris, 341 South Main, Suite 401, Salt Lake City, UT 84111 being first duly sworn deposes and says that he has caused work to be done on the Sunshine Quartz Mines 1-5 mining claim situated T. 2N., R. 2W., Sections 10, 15, & 16 Moon Lake Superfine mining district, Duchesne County, Utah, and caused labor to be performed and/or improvements made thereon as follows:

10 days' work done on Sunshine Quartz Mines 1 to 5 consisting of Preparation of site, ore removal, and reclamation of site by Kelly Bird Construction of Bluebell, Utah having value of $3,130.00.

2 days' work done on Sunshine Quartz Mines 1 to 5 consisting of ore removal by Mainard Construction of Price, Utah having a value of $2,561.00.

75 days' work done on Sunshine Quartz Mines 1 to 5 consisting of testing of ore and preparing final product by C.M.R.I. of Golden, Colorado having a value of $26,869.00

1 day's work done on Sunshine Quartz Mines 1 to 5 consisting of preparation of reclamation of buying germinating seed by Mountain Valley Seed of Salt Lake City, Utah having a value of $132.00.

1 day's work done on Sunshine Quartz Mines 1 to 5 consisting of ore delivery to C.M.R.I. by Con Way Freight of Salt Lake City, Utah having a value of 85.00.

1 day's work done on Sunshine Quartz Mines 1 to 5 consisting of ore delivery to C.M.R.I. by Utah Idaho Freight of Price, Utah having a value of $74.00.

     Said labor was performed and/or improvements made at the instance or request of Peter M. Kandaris, 341 South Main, Suite 401, S.L.C., UT 84111

     The actual amount paid for said improvements and labor was $32,851.00 and was paid for by Uintah Mountain Copper Co., 341 South Main #401, S.L.C., UT 84111 for the purpose of holding said claims.

     That notices were posted, if any, as required by section 40-1-5, Utah Code Annotated 1953.
                       /s/Mike P. Kandaris, V.P., Uintah Mt. Copper Co.

Subscribed and sworn to before me this 20th day of August, 1998.

   [NOTARY PUBLIC                     /s/Michelle G. Peterson, Notary Public
 Michelle G. Peterson
  33 E. Casa Loma Dr.
Centerville, Utah 84014
 My Commission Expires
    October 1, 2000
     STATE OF UTAH]
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                                Proof of Labor

STATE OF UTAH      )            UMC 320456 to 320745, Hematite No. 1-9
                    ss.         UMC 320759 to 320767, Hematite No. 15-23
COUNTY OF DUCHESNE )            UMC 320771 to 320775, Hematite No. 27-31
                                UMC 358690 to 358691, Hematite No. 25-26

      I, Mike P. Kandaris, 341 South Main, Suite 401, Salt Lake City, UT 84111 being first duly sworn deposes and says that he has caused work to be done on the Hematite 1-9; 15-23; and 25-31 mining claims situated T. 2N., R. 6W., Sections 10, 14, 15, 16, Moon Lake Superfine mining district, Duchesne County, Utah, and caused labor to be performed and/or improvements made thereon as follows:

5 days' work done on Hematite Nos. 1,2,3,4,5,6,8,9,12,16,17,18,25,26 consisting of Road Work and opening slide areas by Kelly Bird Construction of Bluebell, Utah having value of $1,725.00.

2 days' work done on all Hematite claims consisting of developing plan on all claims regarding removal of ore, including on site inspection by Peter Kandaris of Phoenix, Arizona having a value of $600.00.

10 days' work done on all hematite claims consisting of testing of all qualities of ore for suitability to make final product by C.M.R.I. of Golden, Colorado having a value of $3,426.00.

     Said labor was performed and/or improvements made at the instance or request of Peter M. Kandaris, 341 South Main, Suite 401, S.L.C., UT 84111

     The actual amount paid for said improvements and labor was $5,751.00 and was paid for by Uintah Mountain Copper Co., 341 South Main #401, S.L.C., UT 84111 for the purpose of holding said claims.

     That notices were posted, if any, as required by section 40-1-5, Utah Code Annotated 1953.
                       /s/Mike P. Kandaris, V.P., Uintah Mt. Copper Co.

Subscribed and sworn to before me this 20th day of August, 1998.

   [NOTARY PUBLIC                     /s/Michelle G. Peterson, Notary Public
 Michelle G. Peterson
  33 E. Casa Loma Dr.
Centerville, Utah 84014
 My Commission Expires
    October 1, 2000
     STATE OF UTAH]